Monaker Group, Inc. 8-K

Exhibit 99.1

Monaker Group Announces Crypto Offering Created by Majority-Owned Longroot for Major Thai Real Estate Development Company

WESTON, FL – December 1, 2020 – Monaker Group, Inc. (NASDAQ: MKGI), a leading provider of travel and vacation rental booking technology, today announced that the Longroot initial coin offering (ICO) portal in Thailand, in which Monaker recently acquired an indirect controlling stake, has signed a Letter of Intent with MAGNOLIA QUALITY DEVELOPMENT CORPORATION (‘MQDC’) (‘MAGNOLIA’), a business unit of DTGO Corporation Limited (DTGO), to represent MQDC as Financial Advisor and ICO Portal for a proposed initial coin offering valued at between US$500 -700 million.

MAGNOLIA, founded in 1994, is a renowned real estate developer in Thailand with a portfolio of developments that extend from condominiums to mixed-use and ‘theme’ developments. MQDC residential and mixed-use developments are built with innovative, sustainable and safe materials with an award-winning team. MAGNOLIA is currently in development of ‘The Forestias’, Thailand’s largest property development project, valued at approximately 125,000 million Thai Baht (approximately US$4.12 billion).

“At MQDC, we always have our eyes on any latest innovation that would benefit all of our stakeholders. We are extremely excited about the possibilities the Longroot partnership brings, where it opens up an opportunity for retail investors to gain participation in our flagship project like The Forestias and our ecosystem through a Crypto Offering under a properly regulated environment,” stated Mr. Athid Nanthawaroon, Senior Vice President of DTGO Corporation Limited.

Longroot’s financial services are regulated by the Securities and Exchange Commission of Thailand to create digital assets for its corporate clients. These unique cryptocurrencies are expected to allow consumers to invest in unique revenue streams in wholesale travel, real estate homes and hotels, gaming assets and digital advertising – all complementary to Monaker’s portfolio and growth strategy.

Monaker expects its stake in Longroot (i.e., a current indirect 57% interest) to benefit from one of the fastest-growing global industries with increasing product demand. The Global Cryptocurrency Industry is projected to reach $3.7 billion by 2025, growing at a CAGR of 32.4% from 2017, and had a current Total Market Capitalization of approximately $500 billion on November 18, 2020.

Monaker provides no assurance that definitive agreements between the Longroot initial coin offering (ICO) portal in Thailand and Magnolia are finalized or that such definitive agreements are finalized on favorable terms.

A director and officer of DTGO controls a significant ownership in HotPlay Enterprise Limited (which is party to a pending share exchange agreement with Monaker)(“HotPlay”), and various other related party transactions exist between DTGO and HotPlay.

Additional information regarding Monaker’s interest in Longroot is available in Monaker’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 19, 2020, and available at www.sec.gov.

About Monaker Group

Monaker Group, Inc., is an innovative technology-driven company building a next-generation company through acquisition and organic growth, leveraging the strengths and channels of our existing technologies with those that we acquire, creating synergy and opportunity in the leisure space. Monaker Group is a party to a definitive agreement (subject to closing conditions, including shareholder approval for the transaction) to acquire HotPlay Enterprise Limited, an innovative in-game advertising and AdTech company. Following the completion of the proposed HotPlay acquisition, Monaker Group plans to transform into NextPlay Technologies, an innovative global technology company focused on consumer engaging products in the video gaming and travel verticals with innovative Ad Tech and Blockchain solutions. For more information about Monaker Group, visit www.monakergroup.com and follow on Twitter @MonakerGroup.

About MQDC

Magnolia Quality Development Corporation Limited is a business unit of DTGO Corporation Limited (DTGO) that develops, invests in, and manages villa, condominium, and mixed-use projects. MQDC develops residential and mixed-use projects under the Magnolias and Whizdom brands. MQDC offers an industry-leading 30-year warranty on all its projects in line with its exceptional construction standards. Under its mission to improve the quality of living for all, MQDC invests in research and development to create products and innovations for consumers as well as ecosystems that support environment-friendly living and add value to surrounding communities. MQDC is determined to operate with concern for all life on Earth, advancing this agenda through sustainable development for the wider benefit of society. For more information, visit www.mqdc.com.

Forward-Looking Statements

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the ability of the parties to close the company’s previously announced share exchange agreement with HotPlay Enterprise Limited (“HotPlay”) on the terms set forth in, and pursuant to the required timing set forth in, the HotPlay share exchange agreement, if at all; the occurrence of any event, change or other circumstances that could give rise to the right of one or all of HotPlay, the HotPlay stockholders or the company (collectively, the “Share Exchange Parties”) to terminate the HotPlay share exchange agreement; the effect of such termination; the outcome of any legal proceedings that may be instituted against Share Exchange Parties or their respective directors; the ability to obtain regulatory and other approvals and meet other closing conditions to the HotPlay share exchange agreement on a timely basis or at all, including the risk that regulatory and other approvals required for the HotPlay share exchange agreement are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or that could adversely affect the combined company or the expected benefits of the transaction; the ability to obtain approval by the company’s stockholders on the expected schedule of the transactions contemplated by the HotPlay share exchange agreement; delays in obtaining required financial statements for HotPlay and prior acquisitions of the company, to the extent required; difficulties and delays in integrating HotPlay’s and the company’s businesses; prevailing economic, market, regulatory or business conditions, or changes in such conditions, negatively affecting the parties; risks associated with COVID-19 and the global response thereto; risks that the transactions disrupt the company’s or HotPlay’s current plans and operations; failing to fully realize anticipated cost savings and other anticipated benefits of the HotPlay share exchange agreement when expected or at all; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the HotPlay share exchange agreement; the ability of HotPlay and the company to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; uncertainty as to the long-term value of the common stock of the combined company following the HotPlay share exchange agreement; the significant dilution which will be created to ownership interests of the company in connection with the closing of the HotPlay share exchange agreement and the conversion of the securities issued to the former Axion Ventures, Inc. stockholders and debt holders; the continued availability of capital and financing following the HotPlay share exchange agreement; the business, economic and political conditions in the markets in which Share Exchange Parties operate; and the fact that the company’s reported earnings and financial position may be adversely affected by tax and other factors. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the company’s publicly filed reports, including, but not limited to, the company’s Annual Report on Form 10-K for the year ended February 29, 2020 and its Quarterly Report on Form 10-Q for the quarter ended August 31, 2020.

The company cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the company or any person acting on behalf of any Share Exchange Parties are expressly qualified in their entirety by the cautionary statements referenced above.

Additional Information and Where to Find It

In connection with the proposed HotPlay share exchange agreement transactions, the company will file with the SEC a proxy statement to seek stockholder approval for the HotPlay share exchange agreement and the issuance of shares of common stock pursuant thereto and in connection therewith, which, when finalized, will be sent to the stockholders of the company seeking their approval of the respective transaction-related proposals and the issuance of shares of common stock upon the conversion of shares of preferred stock issued in connection with the previously announced acquisition of a 33% interest in Axion Ventures, Inc. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED HOTPLAY SHARE EXCHANGE AGREEMENT, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, HOTPLAY AND THE PROPOSED HOTPLAY SHARE EXCHANGE AGREEMENT.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from the company at its website, www.monakergroup.com. Certain documents filed with the SEC by the company will also be available free of charge by accessing the company’s website at www.monakergroup.com under the heading “Stock Info” or, and all documents filed by the company with the SEC are available by directing a request by mail, email or telephone to Monaker Group, Inc. at 2893 Executive Park Drive, Suite 201, Weston, Florida 33331; info@monakergroup.com; or (954) 888-9779, respectively.

Participants in the Solicitation

The company and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective stockholders of the company in respect of the proposed HotPlay share exchange agreement under the rules of the SEC. Information about the company’s directors and executive officers is available in the company’s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended February 29, 2020, as filed with the Securities and Exchange Commission on June 25, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the HotPlay share exchange agreement when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the company using the sources indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Source: Monaker Group

Company Contacts:

Monaker Group, Inc.

Richard Marshall

Director of Corporate Development

Tel (954) 888-9779

rmarshall@monakergroup.com

MAGNOLIA

Athid Nanthawaroon

DTGO Senior Vice President

Athid_na@dtgo.com